May 24, 2006

Wachovia Mortgage Loan Trust, LLC

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288

Re:	Wachovia Mortgage Loan Trust, LLC
Mortgage Pass-Through Certificates, Series 2006-A

Ladies and Gentlemen:

We have advised Wachovia Mortgage Loan Trust, LLC (the “Registrant”) with respect to certain federal income tax aspects of the issuance by the Registrant of the Mortgage Pass-Through Certificates, Series 2006-A (the “Certificates”). The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of May 25, 2006 (the "Pooling and Servicing Agreement") as more particularly described in the prospectus, dated May 23, 2006 (the "Base Prospectus"), and the prospectus supplement, dated May 23, 2006 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to such series, each forming a part of the Registration Statement on Form S-3 (File No. 333-130771) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on April 28, 2006 (the “Registration Statement”). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading “Federal Income Tax Consequences” in the Base Prospectus and “Federal Income Tax Consequences” in the Prospectus Supplement. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt that description as our opinion herein.

Wachovia Mortgage Loan Trust, LLC May 24, 2006

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP